EXHIBIT 10.14


As of ___________, 2005

Casimir Capital LP
489 Fifth Avenue
New York, New York 10017

Re:   Platinum Energy Resources, Inc..

Gentlemen:

This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of Platinum Energy Resources, Inc.. ("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and one Warrant. The shares of Common Stock and Warrants will not be separately tradable until 90 days after the effective date of the Company's IPO unless Casimir Capital LP ("Underwriter") informs the Company of its decision to allow earlier separate trading.

The undersigned agrees that this letter agreement constitutes an irrevocable order for Casimir Capital LP to purchase for the undersigned's account within the forty-trading day period commencing on the date separate trading of the Warrants commences ("Separation Date") up to 1,666,667 Warrants at market prices not to exceed $1.20 per Warrant ("Maximum Warrant Purchase"). Casimir (or such other broker dealer(s) as Casimir may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the forty-trading day period commencing on the Separation Date. Casimir further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

The undersigned may notify Casimir that all or part of the Maximum Warrant Purchase will be made by an affiliate of the undersigned (or another person or entity introduced to Casimir by the undersigned (a "Designee")) who (or which) has an account at Casimir and, in such event, Casimir will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate or Designee fails to make such payment.

The undersigned agrees that neither the undersigned nor any affiliate or Designee of the undersigned shall sell or transfer the Warrants until the earlier of the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination and acknowledges that, at the option of Casimir, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

                                                 Very truly yours,


                                                 -------------------------------
                                                 [Name]